July 6, 2007
FOR IMMEDIATE RELEASE

Language Access Network Closes $1 Million In Financing And Signs LOI For An Additional $4 Million

COLUMBUS, Ohio (OTC: LANW) - Language Access Network, Inc. the leader in video interpretation services, announced today it has completed a $1,000,000 investment from friends, family, and outside individual accredited investors. LAN has also signed a letter of intent with La Jolla Cove Capital Investors, Inc. for an additional $4,000,000 in investment capital; final details and contract for the financing are still under discussion.

“This financing will help us accelerate LAN’s growth to the next level, by strengthening the Company’s position as the industry leader,” states Michael Guirlinger the Chief Executive Officer for Language Access Networks, Inc.

About Language Access Network, Inc.
Language Access Network Inc.(OTC: LANW),is a pioneer and the leader in video language interpretation services for 150 foreign languages and American Sign Language(ASL) for the Deaf and Hard-Of-Hearing. A publicly traded company, Language Access Network provides pharmacies and medical facilities with professionally trained interpreters 24 hours a day, seven days a week through our centralized video language center, interpreting more than 150 different languages including American Sign Language (ASL) for the Deaf and Hard-Of-Hearing via real-time, interactive video technology.

More information is available at www.languageaccessnetwork.com

Safe Harbor Statement
This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E the Securities Exchange Act of 1934, as amended and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" describe future expectations, plans, results, or strategies and are generally preceded by words such as "may", "future", "plan" or "planned", "will" or "should", "expected", "anticipates", "draft", "eventually" or "projected". You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual results may differ materially from those projected in the forward-looking statements as a result of various factors, and other risks identified in a companies' annual report on Form 10-K or 10-KSB and other filings made by such company with the Securities and Exchange Commission.

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Contact
Public Relations:
5W Public Relations
Adam J. Handelsman, General Manager
212-999-5585 x4319
ahandelsman@5wpr.com

Corporate
Language Access Network, Inc. (OTC: LANW)
Attn: Michael Guirlinger CEO
111 West Rich Street
Suite 150
Columbus, Ohio 43215
614-355-0902
info@languageaccessnetwork.com

Edward F. Panos
Investor Relations
Language Access Network, Inc.
111 West Rich Street
Suite 150
Columbus, Ohio 43215
Office: +1-614-355-0903
Fax: +1-614-221-1717
epanos@languageaccessnetwork.com

A Publicly Traded Company - symbol OTC: LANW

Standard & Poor’s